UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO.1 TO
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 5, 2009

Commission File Number: 0001370489

BLUEFIRE ETHANOL FUELS, INC.
(Exact name of registrant as specific in its charter)

NEVADA	20-4590982
(State of Incorporation)	(I.R.S. Employer I.D. No.)

31 MUSICK
IRVINE, CALIFORNIA 92618
(Address of principal executive offices, including zip code)

(949) 588-3767
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

In connection with the reorganization of McKennon, Wilson & Morgan LLP (the “Former Auditor”) certain of its audit partners resigned from the Former Auditor and have joined DBBMcKennon (“DBB”). The Former Auditor resigned as the independent auditor of BlueFire Ethanol Fuels, Inc. (the “Company”), effective May 5, 2009. The Former Auditor has been the Company’s auditor since September 14, 2006.

As a result of the above, the Audit Committee of the Board of Directors (the “Audit Committee”), and the Board of Directors of Bluefire Ethanol Fuels, Inc. (the “Company”), on May 5, 2009, approved the resignation of the Former Auditor effective May 5, 2009, and the engagement of DBB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 effective May 5, 2009.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by the Former Auditor.

The Company has not consulted with DBB for the fiscal years ending December 31, 2008 and December 31, 2007, and the subsequent interim period through May 5 , 2009 regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Company’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audits of the fiscal years ended December 31, 2008 and 2007, and the subsequent interim period through May 5, 2009, there we no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The Former Auditor’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent completed fiscal years, and interim period through May 5, 2009, there were no "reportable events" as such term is described in Item 304(a)(1)(iv) of Regulation S-K with the Former Auditor.

The Company provided the Former Auditor with a copy of this Current Report on Form 8-K/ A , and requested that the Former Auditor furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether the Former Auditor agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree.  The Company has received the requested letter from the Former Auditor, and a copy of their letter is filed as Exhibit 16.1 to the original Current Report on Form 8-K filed on May 11, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
16.1 *	Letter from McKennon Wilson & Morgan LLP dated May 5, 2009 regarding change in independent registered public accounting firm.

*  Filed with the original Form 8-K on May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE ETHANOL FUELS, INC.

Date: May 21 , 2009	By	/s/ Arnold Klann
Arnold Klann, Chief Executive Officer